As filed with the Securities and Exchange Commission on April 25 , 2014

Post-Effective Amendment No. 1 to Registration Statement on Form S-8 (No. 333-128432)

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Hancock Fabrics, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	64-0740905
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification No.)

One Fashion Way

Baldwyn, Mississippi 38824
(Address, Including Zip Code, of Principal Executive Offices)

2005 Stock Compensation Plan for
Non-Employee Directors

(Full title of the plans)

Steven R. Morgan
Hancock Fabrics, Inc.
One Fashion Way

Baldwyn, MS 38824

(662) 365-6000

(Name, Address and Telephone Number, Including Area Code, of Agent For Service)

COPY TO:

C. Brophy Christensen, Esq.
Eric Sibbitt, Esq.
O’Melveny & Myers LLP
2 Embarcadero Center, 28th Floor
San Francisco, CA, 94111
(415) 984-8700

RECENT EVENTS: DEREGISTRATION

Hancock Fabrics, Inc., a Delaware corporation (the “Registrant”), is filing this Post-Effective Amendment No. 1 to Form S-8 Registration Statement to deregister certain securities originally registered by the Registrant pursuant to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on September 20, 2005 (Commission File No. 333-128432) and referred to herein as the “Registration Statement”) with respect to shares of the Registrant’s common stock (the “Common Stock”), thereby registered for offer or sale pursuant to the Hancock Fabrics, Inc. 2005 Stock Compensation Plan for Non-Employee Directors (the “Plan”). A total of 100,000 shares of Common Stock were initially registered for issuance under the Registration Statement.

As there are no longer any unexercised or unvested equity awards outstanding under the Plan, the purpose of this Post-Effective Amendment No. 1 to Form S-8 Registration Statement is to deregister the shares of Common Stock that were originally registered under the Registration Statement, to the extent that such shares have not previously been issued (referred to herein as the “Remaining Plan Shares”). The Remaining Plan Shares are hereby deregistered.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Baldwyn, State of Mississippi, on April 25, 2014.

Hancock Fabrics, Inc.

By:	/s/ Steven R. Morgan
Name: Steven R. Morgan
Title: President and Chief Executive Officer

Note: No other person is required to sign this Post-Effective Amendment No. 1 in reliance on Rule 478 of the Securities Act of 1933.